CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-257736 on Form S-6 of our report dated September 9, 2021, relating to the financial statement of FT 9573, comprising Dow(R) Target 10 Sept. '21 - Term 10/7/22 (The Dow(R) Target 10 Portfolio, September 2021 Series), appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

September 9, 2021